6

                                     BYLAWS
                                       OF
                                TRADERIGHT, CORP.
                             (a Florida corporation)


                               ARTICLE I - OFFICES

Section 1. The registered office of the corporation in the State of Florida shall be at 2424 North Federal Highway, Suite 350, Boca Raton, Florida 33431.

The registered agent of the Corporation at such address shall be Edward Evangelista or his duly appointed successor.

Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II - SEAL

Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Traderight, Corp."

                      ARTICLE III - STOCKHOLDER'S MEETINGS

Section 1. Place of Meeting: Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

Section 2. Annual Meetings: The annual meeting of the stockholders shall be held on the First Wednesday of May in each year if not a legal holiday, and if a legal holiday, then the next secular day following at 10:00 o'clock a.m., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of Directors is not held on the date designated therefore, the Directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3. Election of Directors: Elections of the Directors of the Corporation need not be by written ballot.

Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the President, or by the Board of Directors, or by stockholders entitled to cast at least ten percent of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have properly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons entitled to call the meeting may do so.

Business transacted at the special meetings shall be confined to the objects stated in the notice and matters germane thereto, unless all stockholders entitled to vote are present and consent.

Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

Section 5. Quorum: A majority of the outstanding shares of the corporation entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is present at a meeting, a majority of the shares present may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporation action in writing without a meeting, may authorize another person or persons to act for him by executing a signed written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be delivered to the Secretary of the meeting before being voted upon.

Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, written notice of any meeting shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 8. Stockholder Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and number of shares held for each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 10. Voting and Other Rights of Stockholders: The holders of the Corporation's common stock have no pre-emptive, subscription, redemption, or conversion rights, and they have no cumulative voting rights in the election of directors.

                             ARTICLE IV - DIRECTORS

Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, not less than two and not more than four in number, as the Board of Directors shall determine. The Directors need not be residents of the state of incorporation or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.


Section 2. Regular Meeting: Regular meetings of the Board shall be held without notice, immediately after the annual meeting of stockholders, at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

Section 3. Special Meetings: Special Meetings of the Board may be called by the President or Secretary on one day notice to each Director, delivered either personally or by mail or by fax. Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Directors in office.

Section 4. Quorum: A majority of the total number of Directors shall constitute a quorum for the transaction of business.

Section 5. Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceeding of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

Section 6. Telephone Conference: One or more Directors may participate in a meeting of the Board, or of a committee of the Board, or of the stockholders, by means of telephone conference or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting.

Section 7. Compensation: Directors shall not initially receive any stated compensation for their services as Directors, but by resolution of the Board, a fixed sum for expenses of attendance, if any, and a reasonable per diem, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation for services in such capacity.

Section 8. Removal: Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors. Such removal may be enacted at an annual or special meeting of the shareholders, or by written consent in lieu thereof.

                              ARTICLE V - OFFICERS

Section 1. The executive officers of the corporation shall be appointed by the Directors and shall be as follows: a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also appoint a Chairman, one or more Vice Presidents, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 2. Salaries: Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 3. Term of Office: The officers of the corporation shall hold office for an indefinite period of time extending from their appointment until their removal from office. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 4. Chief Executive Officer: The Chief Executive Officer shall preside at all meetings of the stockholders and Directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of Chief Executive Officer and President of a corporation.

Section 5. President. The President shall be subordinate only to the Board of Directors and the Chief Executive Officer of the corporation. At the request of the CEO, or in the CEO's absence, he shall be entitled to do the following: preside at all meetings of the stockholders and Directors; have general and active management of the business of the corporation; shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President or to any other officer or officers of the corporation; execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation; be EX-OFFICIO a member of all committees; and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

Section 6. Secretary: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 7. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES

Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies in directorships and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no Directors in office, then any officer or any stockholder may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

Section 2. Resignations Effective at Future Date: When one or more Directors deliver to the Board their notice of resignation from the Board, effective at a future date, a majority of the Directors in office at the time the notice is delivered, including those who have delivered such notices, shall have power to appoint members to fill such vacancy or vacancies, and such appointment shall take effect when such resignation or resignations shall become effective.

                         ARTICLE VII - CORPORATE RECORDS

Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the corporation's stock ledger, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

               ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and either the Secretary or the Treasurer of the corporation

Section 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

Section 3. Lost Certificate: The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed, the following record dates shall be used:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business ten calendar days before the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no action by the Board of Directors is necessary, shall be the day on which the first written consent is executed.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they in their absolute discretion deem advisable, out of the corporation's funds legally available for dividends.

Section 6. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may abolish any such reserve at any time they deem proper.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Fiscal Year: The corporation's fiscal year shall end on December 31 of each year.

Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person in any of the following manners: by personal hand delivery; by sending a copy thereof through the U.S. mail, or through a private express mail delivery service; or by telegram, charges prepaid. Such notice shall be addressed to the person's address appearing on the books of the corporation, or to such other address as the person designates in writing for purposes of receiving notice. If the notice is sent by U.S. mail, private express mail, or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, or when deposited with the express mail carrier, or when given to the telegraph office for transmission to such person. Notices shall specify the place, day and hour of the meeting involved and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4. Waiver of Notice: Whenever any notice is required by statute, the Certificate of Incorporation, or the By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting, shall constitute a waiver of notice for such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of Board to enforce reimbursement of each such amount disallowed. In lieu of requiring the officer or employee to make such reimbursement in one lump sum, the Directors may in their discretion require that proportionate amounts be withheld from the officer's or employee's future compensation until the amount owed to the corporation has been recovered.

Section 6. Resignations: Any director or other officer may resign at any time. Such resignation shall be in writing, and shall take effect at the time of its receipt by the corporation, unless a later time is fixed in the resignation; if a later time is fixed, the resignation shall be effective at the time so fixed.

                          ARTICLE X - ANNUAL STATEMENT

Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                             ARTICLE XI - AMENDMENTS

Section 1. These By-Laws may be amended or repealed either by a majority vote of the Board of Directors, or by a majority vote of all holders of the corporation's common stock.

THE FOREGOING Bylaws of Traderight, Corp. were adopted by a Consent Resolution of the Board of Directors of the corporation on April 4, 2002.

                         TRADERIGHT, CORP.
                         Jygnesh "Jay" Patel
                         Chief Executive Officer